UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 12, 2017 (July 10, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On July 10, 2017, Dynegy Inc. (“Dynegy”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Bruce Power, LLC (the “Purchaser”), a Delaware limited liability company and wholly owned subsidiary of Rockland Power Partners III, LP (“Rockland”). Subject to the terms and conditions of the Agreement, the Purchaser will purchase from one of Dynegy’s subsidiaries all of the issued and outstanding limited liability company interests of Dynegy Lee II, LLC, a Delaware limited liability company (the “Acquired Company”), for a purchase price of $180 million in cash, subject to certain adjustments.

The Agreement includes customary representations, warranties and covenants by the parties and customary closing conditions, including approval by the Federal Energy Regulatory Commission (“FERC”) and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Act.

In addition, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and for certain other matters, subject to certain exceptions and limitations.

Each of Dynegy and the Purchaser are permitted to terminate the Agreement under certain circumstances, including if the closing does not occur within 180 days after the filing of the FERC approval application (subject to certain extension rights if necessary to obtain any outstanding regulatory approvals).

In connection with the execution of the Agreement, Rockland delivered a limited guaranty in favor of Dynegy, pursuant to which, subject to the terms and conditions set forth therein, Rockland guarantees certain of the Purchaser’s obligations under the Agreement.

The foregoing description of the Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, a copy of which is attached as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Item 8.01              Other Events.

On July 11, 2017, the Company issued a press release announcing Dynegy’s entry into the Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated as of July 10, 2017, by and between Dynegy Inc. and Bruce Power, LLC*
99.1	Press Release of Dynegy Inc., dated July 11, 2017

*                 Schedules (and similar attachments) to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dynegy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: July 12, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated as of July 10, 2017, by and between Dynegy Inc. and Bruce Power, LLC*
99.1	Press Release of Dynegy Inc., dated July 11, 2017

*                Schedules (and similar attachments) to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dynegy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.